As filed with the Securities and Exchange Commission on July 13, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Corporate Office Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	23-2947217
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

8815 Centre Park Drive, Suite 400

Columbia, MD 21045

(410) 730-9092

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall M. Griffin

President and Chief Executive Officer

Corporate Office Properties Trust

8815 Centre Park Drive, Suite 400

Columbia, MD 21045

(410) 730-9092

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to:

Karen M. Singer, Esquire Vice President and General Counsel Corporate Office Properties Trust 8815 Centre Park Drive, Suite 400 Columbia, MD 21045 (410) 730-9092	Justin W. Chairman, Esquire Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 (215) 963-5000

Approximate date of commencement of the proposed sale to the public:

From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-108785

        If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ________

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Preferred Shares of Beneficial Interest, $0.01 par value	$11,797,150	$1,263

(1)          Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

Incorporation By Reference of Registration Statement on Form S-3, File No. 333-108785

        The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended (File No. 333-108785), filed with the Securities and Exchange Commission, and declared effective on September 22, 2003, by the Securities and Exchange Commission, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

                All exhibits filed with or incorporated by reference in Registration Statement No. 333-108785 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Saul Ewing LLP, with respect to the legality of the shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Saul Ewing LLP (included in its opinion filed as Exhibit 5.1 hereto).

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 12th day of July, 2006.

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Randall M. Griffin
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board of Trustees	July 13, 2006
Jay H. Shidler

*	Vice Chairman of the Board of Trustees	July 13, 2006
Clay W. Hamlin

	President, Chief Executive Officer and Trustee	July 13, 2006
Randall M. Griffin	(Principal Executive Officer)

	Executive Vice President and Chief Financial	July 13, 2006
Roger A. Waesche, Jr.	Officer (Chief Accounting and Financial Officer)

*	Trustee	July 13, 2006
Kenneth D. Wethe

*	Trustee	July 13, 2006
Robert L. Denton

*	Trustee	July 13, 2006
Kenneth S. Sweet, Jr.

*	Trustee	July 13, 2006
Thomas F. Brady

*	Trustee	July 13, 2006
Steven D. Kesler

*              Randall M. Griffin

                Signed as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Saul Ewing LLP, with respect to the legality of the shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Saul Ewing LLP (included in its opinion filed as Exhibit 5.1 hereto).